AGREEMENT OF MERGER, dated this 27th day of September, 1961, made by and between Magic Fingers, Inc., party of the first part, a corporation organized and existing under and by virtue of the laws of the State of Delaware, and Magic Fingers, Inc., Party of the second part, a corporation organized and existing under and by virtue of the laws of the State of New Jersey.

     WITNESSETH that:

     WHEREAS, the said two corporations parties to this. agreement, deem it advisable that the party of the first part, merge into itself the party of the second part, and likewise, that the party of the second part be merged into the party of the first part and

     WHEREAS, the General Corporation Law of the State of Delaware permits the merger into a corporation of the state of Delaware of corporations of other states, and, likewise the provisions of Title 14, Corporations, General, Chapter 12, Revised Statutes of 1937, of the State of New Jersey, permit the merger of a corporation of the State of New Jersey into a corporation of another state, providing the corporations are organized for the purpose of carrying on business of the same or of a similar nature, and

     WHEREAS,   the  party  of  the  first  part,   under  its   certificate  of
incorporation, which was filed in the office of the Secretary of State of Delaware, on the 28th day of July, 961, and was recorded in the office of the Recorder of Deeds for New Castle County, on the 28th day of July, 1961, has an authorized capital stock of four hundred thousand (400,000) shares of the par value of ten cents ($ .10) each amounting in the aggregate to forty thousand (40,000) of which it has, now outstanding ten thousand (10,000) shares; and

     WHEREAS, the party of the second part, under its certificate of incorporation which was filed In the office of the Secretary of State of New Jersey on or about the 24th day of December, 1959, and recorded in the office of the Clerk of Hudson County, New Jersey, on or about the 30th day of December, 1961, has an authorized capital stock of forty thousand dollars ($40,000) divided into four hundred thousand (400,000) shares of Capital stock of the par value of ten cents ($ .10) per share, of which there have been issued and are outstanding one hundred and twenty-five thousand (125,000) shares, and

     WHEREAS,  the  principal and  registered  office of the party of the second part in the State of New Jersey, is at 15 Exchange Place in the City of Jersey City, County of Hudson, and The Corporation Trust Company is the agent therein, in charge thereof, and upon whom process against said corporation may be served within said state, and

     WHEREAS, the party of the first part, a corporation of the State of Delaware, the surviving corporation, and the party of the second part, a corporation of the State of New Jersey, are organized for the purpose of carrying on business of the same or of a similar character, and

     WHEREAS, none of the corporations, parties to this agreement, is a public utility as defined in Title 48, Revised Statutes of New Jersey,

     NOW THEREFORE the corporations parties to this agreement, by and between their respective boards of directors, have agreed and do hereby agree, each with the other, that the party of the first part merge into itself the party of the second part, and likewise that the party of the second part, be merged into the party of the first part, pursuant to the provisions of the General Corporation Law of Delaware and the provisions of Title 14, Corporations, General, Chapter 12, Revised Statutes of 1937 of New Jersey, and do hereby agree upon and prescribe the terms and conditions of said merger and the mode of carrying the same into effect as follows:

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



                                  ARTICLE ONE.

The party of the first part hereby merge& into itself the party of the second part, and likewise, the party of the second part is merged into the party of the first part, which is the surviving corporation, and shall be governed by the General Corporation Law of the State of Delaware, and which is hereinafter in this agreement referred to as the surviving corporation.

                                  ARTICLE TWO.

The terms and conditions of this merger, and the mode of carrying it into effect, are as follows:

The by-laws of the party of the first part shall remain and be the by-laws of the surviving corporation until the same shall be altered or amended according to the provisions thereof and in the manner permitted by the statutes of the State of Delaware, or by this agreement.

The board of directors of the surviving corporation, who shall merge the affairs of said corporation for the first year after the effective date of this agreement of marger, or until their successors are elected and shall have qualified, shall consist of those persons who are now directors of the party of the first part.

The first annual meeting of the stockholders of the surviving corporation, to be held after the effective date of the merger, shall be the annual meeting provided, or to be provided by the by-laws of the said corporation, for the year 1962.

All persons who at the date when the agreement of merger shall become effective shall be the executive or administrative officers of the party of the first part shall be and remain like officers of the surviving corporation, until the board of directors of such corporation shall elect their respective successors.

The directors of each of the corporations, parties to this agreement, shall enter into this agreement, whereupon it shall be signed by the directors of the party of the first part under the corporate seal, and by the directors and proper officers of the party of the second part, under the corporate seal. This agreement shall then be submitted to the stockholders of each of the corporations, parties to this agreement for adoption in accordance with the requirements of the laws of their respective states of incorporation. If the holders of at least two-thirds of all the capital stock, of each of said corporations shall be in favor of the adoption of this agreement, that fact shall be certified on the agreement by the secretary or assistant secretary of the party of the first part and likewise, the secretary of the party of the second part shall make and attach to the agreement this certificate of that fact, under the corporate seal, and an originally executed copy of the agreement shall be filed with the Secretary of State of Delaware and a conformed copy certified by him shall be recorded in the office of the Recorder of Deeds of New Castle County, Delaware, and an originally executed copy of the agreement shall be filed with the Secretary of State of New Jersey.

A meeting of the board of directors of the surviving corporation shall be hold as soon as practicable after the date on which this merger shall become effective and may be called in the manner provided in the by-laws of the surviving corporation for the calling of special meetings of the board of directors and may be held at the time and place specified in the notice of the meeting.

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The surviving corporation shall pay all expenses of carrying this agreement into effect and of accomplishing this merger.

Upon the date when this agreement shall become effective, the separate existence of the party of the second part shall cease, and the constituent corporation shall be merged into the party of the first part, the surviving corporation, in accordance with the provisions of this agreement which corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and be subject to all the restrictions, disabilities, and duties of each of the corporations, parties to this agreement, and all and singular, the rights, privileges, powers and franchises of each of said corporations, and all property, real, personal and mixed, and all debts due to each of such corporations shall be vested in the surviving corporation; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the respective constituent corporations, and the title of any real estate, whether by deed or otherwise, vested in any of said corporation, parties hereto, shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon the property of any of said corporations, parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the party of the second part shall thenceforth attach to the said surviving corporation and may, be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

If at any time the surviving corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in said corporation, according to the terms hereof, the title of any property or rights of the party of the second part, the proper officers and directors of said corporation shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the surviving corporation, and otherwise to carry out the purposes of this agreement of merger.

                                  ARTICLE THREE

     The facts required to be set forth in a certificate of incorporation of a corporation incorporated under the laws of the State of Delaware, which can be stated in the case of the merger provided for in this agreement, are as follows:

     1. The name of the surviving corporation is and shall be Magic Fingers, Inc.

     2. The principal office of the surviving corporation in the State of Delaware is and shall be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

     3. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          To carry on the business of manufacturing, buying, selling and generally dealing in and with massaging and vibrating machinery and other machinery and equipment of all kinds, and machine shop, and foundry and factory supplies, tools, electronics, electrical apparatus of all kinds; to manufacture, buy, sell, import, export, trade or deal in all or any kind of metals, metal products and by-products and articles consisting of or partly consisting of metals of any sort; to work and operate as welders, toolmakers, founders, buy, sell and generally deal in all kinds of tools, machines, parts of machines, devices , mechanisms and inventions of all kinds.

                                       73


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          To design,  manufacture,  buy, sell and otherwise  deal in and repair, rebuild, weld, plate, oxidize, burnish, polish, smelt, assay, reduce and otherwise to render service to or in connection with machines, machinery, lathes, tools, hardware, equipment, forgings, bearings, supplies, patterns, fittings, forms, molds, instruments, dies and other all metal products and by-products thereof and all metals and metal compounds, together with all forms of plastics and plastic compounds, and any other articles that may conveniently be handled or dealt with, in connection with any of the foregoing.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage

                                       74


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          upon or pledge,  conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchases hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

          In general, to carry on any other businesses in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this agreement, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     4. The total number of shares of stock which the surviving corporation shall have authority to issue is four hundred thousand (400,000) and the par value of each of such shares is ten cents ($.10) amounting in the aggregate to forty thousand dollars ($40,000).

               No stockholder of the surviving corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     5. The minimum amount of capital with which the surviving corporation will commence business is one thousand dollars.

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     6.   The surviving corporation is to have perpetual existence.

     7. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     8. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the surviving corporation shall be expressly authorized:

               o    To make, alter or repeal the by-laws of the corporation.

               o To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

               o To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon much terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     9. The surviving corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against reasonable expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of ths corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled. The right of indemnification herein above stated shall under no circumstances extend to or include indemnification for liabilities arising under the Securities Act of 1933, as amended.

     10. No contract or other transaction between the surviving corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the surviving corporation is or are interested in or is a director or officer, or are directors or officers of such other corporation, or a member of such firm, and any director or directors or officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract, or transaction, of this corporation or in which this corporation is interested and no contract, act or transaction of this corporation with any person or

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          persons,  firms or  corporations,  shall be affected or invalidated by the fact that any director or directors, or officer or officers, of this corporation is a party, or are parties, to or interested in such contract, act or transaction; or in any way, connected with such person or persons, firm or corporation, and each and every person who may become a director or officer of this corporation is hereby
          relieved  from  any  liability   that  might   otherwise   exist  from
          contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in anywise interested.

     11. Meetings of stockholders of the surviving corporation may be held outside the State of Delaware, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time, by the board of directors, or In the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     12. The surviving corporation shall reserve the right to amend, alter, change or repeal any provision contained in its certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are Sranted subject to this reservation.

                                  ARTICLE FOUR

     The manner of converting the outstanding shares of the capital stock of the constituent corporations into the shares or other securities of the surviving corporation shall be to follows:

          (a) Each share of the capital stock of the party of the second part shall be converted into one share of the capital stock of the surviving corporation, and each holder of shares of capital stock of the party of the second part upon the surrender to the surviving corporation, of one or more certificates for such shares for cancellation, shall be entitled to receive one or more certificates for a number of full shares of capital stock of the surviving corporation equal to the number of shares reprinted by the certificates so surrendered for cancellation by such holder.

          (b) If at the time this Agreement of Merger shall become effective, the party of the second part shall own any of the outstanding shares of capital stock of the party of the first part, such shares shall not be transferred, nor shall the beneficial interest thereto pass to the surviving corporation, but such shares of stock shall forthwith be surrendered for cancellation and shall have the status of authorized but unissued stock of the surviving corporation.

                                  ARTICLE FIVE

     The particulars required to be set forth in agreements of merger by Section 2, Chapter 12, Title 14, of the Revised Statutes of New Jersey:

          1. The terms and conditions of the merger and the mode of carrying it into affect are as set forth above in Article TWO above.

          2. The name of the consolidated corporation (herein called the surviving corporation) is and shall be Magic Fingers, Inc.


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         3.       The  number,  names  mind  places  of  residence  of the first directors of the consolidated corporation (herein called the surviving corporation), who shall hold office until their successors be chosen or appointed, according to the by-laws of said corporation, are as follows:

     NAME                                       RESIDENCES

John J. Houghtaling                98 Brookfield Avenue, Glen Rock, N.J.
Alphonse Kenison                   Washington Spring Road, Palisades, N.Y.
Henry W. Sweeney                   1112 Park Avenue, New York, N.Y.

     The first officers of said corporation shall be a president, one or more vice-presidents, a secretary, a treasurer and one or more assistant secretaries, and assistant treasurers; and their nams and places of residence are as follows:

  TITLE                        NAMES                       RESIDENCES

President             John J. Houghtaling            98 Brookfield Avenue
                                                     Glen Rock, N.J.

Vice-President        Vito DeSantis                  98 Brookfield Avenue
                                                     Glen Rock, N.J.

Secretary             Vito Desantis                  98 Brookfield Avenue
                                                     Glen Rock, N.J.

Treasurer             Jobn J. Houghtaling            98 Brookfield Avenue
                                                     Glen Rock, N.J.

         4. The number of obares of capital stock of the consolidated corporation (herein called the surviving corporation and the classes into which the same are divided are as set forth above in Article THREE.

         5. The manner of converting the capital stock of each of the merging corporations into the stock or obligations of the consolidated corporation (herein called the surviving corporation) are as set forth in Article FOUR above.

                                   ARTICLE SIX

     The surviving corporation shall have the right to amend, alter, change or replace any provision contained in this Agreement of Merger which could be contained in the certificate of incorporation of a corporation formed under the laws of the State of Delaware in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the said party of the first part pursuant to authority duly given by its board of directors has caused these presents to be executed by a majority of the directors and the corporate seal to be affixed.

                                            MAGIC FINGERS, INC.

                                            By: /s/ John J. Houghtaling
                                                -----------------------
                                                John J. Houghtaling

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




                                               /s/  Alphonse Kenison
                                               -------------------------
                                               Alphonse Kenison

                                              /s/  Henry W. Sweeney
                                              --------------------------
                                              Henry W. Sweeney
(CORPORATE SEAL)

ATTEST:

/s/ Vito De Santis
------------------
Secretary (or assistant secretary)


     IN WITNESS WHEREOF, the party of the second part pursuant to authority, given by the board of directors, has caused these presents to be signed by the directors under the corporate seal.

                                                     MAGIC FINGERS, INC.

                                                     By: /s/ John J. Houghtaling
                                                         -----------------------
                                                           John J. Houghtaling

                                                         /s/ Ruth D. Houghtaling
                                                         -----------------------
                                                           Ruth D. Houghtaling

                                                         /s/ Alphonse Kenison
                                                         -----------------------
                                                           Alphonse Kenison

(CORPORATE SEAL)

THE ABOVE AGREEMENT OF MERGER, having been executed by a majority of the board of directors of each corporate party thereto, and having been adopted separately by the stockholders of each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and the provisions of Title 14, Corporations, General, Chapter 12, Revised Statutes of 1937, of the State of New Jersey, the President and Secretary of each corporate party thereto do now hereby execute the said Agreement of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations, on this 27th day of September, 1961.

                                                     MAGIC FINGERS, INC.
                                                     (a Delaware Corporation)

                                                     /s/ John J. Houghtaling
                                                     ---------------------------
                                                        President

                                                     /s/ Vito De Santis
                                                     ---------------------------
                                                        Secretary

ATTEST:

/s/ Vito De Santis
-----------------------
Secretary

                                                     MAGIC FINGERS, INC.
                                                     (a New Jersey corporation)

                                                     /s/ John J. Houghtaling
                                                     ---------------------------
                                                        President

                                                     /s/ Vito De Santis
                                                     ---------------------------
                                                        Secretary

ATTEST:

/s/ Vito De Santis
----------------------
Secretary

STATE OF NEW JERSEY                 )
                                    )
COUNTY OF BERGEN                    )

         BE IT REMEMBERED that on this 27th day of September A.D. 1961, personally came before me __________________________________ a notary Public in and for the county and state aforesaid, John J. Houghtaling, President of Magic Fingers, Inc., a corporation of the State of Delaware and one of the corporations described in and which executed the foregoing Agreement of Merger, known to me personally to be such, and he the said John J. Houghtaling as such President duly executed said Agreement of Merger before me and acknowledged said Agreement of Merger to be the act, deed and agreement of said Magic Fingers, Inc., that the signatures of the said President and the said Secretary of said corporation to said foregoing Agreement of Merger are in the handwriting of the said President and said Secretary of said Magic Fingers, Inc., and that the seal affixed to said Agreement of Merger is the common corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and seal of office the day and year aforesaid.

/s/  Notary Public
------------------------
Notary Public
NOTARY PUBLIC OF N.J.

My Commission Expires Feb. 26, 1966

STATE OF NEW JERSEY                 )
                                    )
COUNTY OF BERGEN                    )

         BE IT REMEMBERED that on the 28th day of September, 1961, before mea Notary public in the State of New Jersey personally appeared VITO DESANTIS, to me known, who being by me duly sworn according to law, on his oath does depose and make proof to my satisfaction that he is the Secretary of and well knows the seal of MAGIC FINGERS, INC., a New Jersey corporation, one of the corporations which executed the foregoing Agreement of Merger, that the seal affixed to the said Agreement is the corporate seal of the said corporation, that it was so affixed by order of the corporation; that JOHN J. HOUGHTALING is the President of the said corporation; that he saw the said JOHN J. HOUGHTALING as such President sign and execute said Agreement of Merger and affix said seal thereto, and heard him declare that he signed and executed the same as the voluntary act and deed of the said corporation, by its order and by authority of its Board of Directors and the vote, in person or by proxy, of at least two thirds of all the capital stock of said corporation issued and outstanding, for the uses and purposes therein expresses, and that this deponent signed his name thereto, at the same time, as a subscribing witness.

                                                              /s/ Vito De Santis
                                                              ------------------
                                                              Vito De Santis

Subscribed and sworn to before
me, a Notary Public of the State
New Jersey, this 28th day of
September, A.D., 1961

/s/ Notary Public
----------------------
Notary Public of N.J.

         I, VITO DE SANTIS, secretary of MAGIC FINGERS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed by a majority of the directors of said corporation, as required by the provisions of the General Corporation Law of Delaware, and all the Board of Directors of Magic Fingers, Inc., a corporation of the State of New Jersey, is required by the provisions of Title 14, Corporations, General, Chapter 12, Revised Statutes of 1937 of New Jersey, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code of 1953, by the unanimous written consent of the stockholders holding ten thnusand (10,000) shares of the capital stock of the corporation, same being all of the shares issued and outstanding, and that a signed copy of the consent is attached hereto and made. a part of the Agreement of Merger, which Agreement of Merger was thereby duly adopted as the Act of the stockholders of said Magic Fingers, Inc.

     Witness my hand and the seal of Magic Fingers, Inc. on this 27th day of September, 1961.


                                                              /s/ Vito De Santis
                                                              ------------------
                                                              Secretary

MAGIC FINGERS, INC.

         THE UNDERSIGNED, being the holder of all of the issued and outstanding shares of stock of MAGIC FINGERS, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby consent that the said corporation merge into itself MAGIC FINGERS, INC., a corporation organized and existing under the laws of the State of New Jersey, on the terms and conditions and subject to the provisions of an agreement of merger entered into between the board of directors of this corporation and the board of directors of said Magic Fingers Inc., a corporation of the State of New Jersey, dated the, 27th day of September, 1961, and do signify our consent and indicate that number of shares held by the undersigned as follows:

         NAME OF STOCKHOLDER                      NUMBER OF SHARES
         -------------------                      ----------------
           Magic Fingers, Inc.                          10,000




                                            MAGIC FINGERS, INC.

                                            By:  /s/ John J. Houghtaling
                                            ----------------------------
                                               President

                         CERTIFICATE OF THE SECRETARY OF
                               MAGIC FINGERS, INC.
                           (a New Jersey corporation)
                        RELATIVE TO VOTE OF STOCKHOLDERS


                                      * * *

     I, VITO DE SANTIS, Secretary of MAGIC FINGERS, INC. a corporation organized and existing under Title 14, Corporations, General, Revised Statutes of 1937 of New Jersey, do hereby certify in accordance with the provisions of Section 14:12-3 thereof:

     1. That the foregoing Agreement of Merger between Magic Fingers, Inc., a corporation organized and existing under the laws of New Jersey, and Magic Fingers, Inc., a corporation organized and existing under the laws of the State of Delaware, was duly authorized at a duly constituted, meeting of the board of directors of said Magic Fingers, Inc. at which a quorum was present and acting throughout and was thereupon signed by said directors under the corporate seal.

     2. That said Agreement of Merger was thereafter duly submitted to the stockholders of said Magic Fingers, Inc., at a meeting thereof held upon waiver of notice for the purpose of taking the same into consideration.

     3. That said Agreement was considered by the stockholders at said meeting and a vote of the stockholders was taken by ballot for the adoption or rejection of said Agreement, and that stockholders owning at least two-thirds of the shares of the capital stock of said Magic Fingers, Inc. issued and outstanding, voted in favor of the adoption of the said Agreement.

     4. That the meeting of stockholders of said Magic Fingers, Inc., and the said vote by ballot upon the adoption of said Agreement, were held and taken separately from the meeting of stockholders and vote of any other corporation, and said meeting and said votes were not held or taken in connection with, any meeting of stockholders of any other corporation.

     IN WITNESS WHEREOF, I have hereunto signed my name as secretary and affixed the seal of said Magic Fingers, Inc., this 27th day of September, 1961.

                                                     /s/ Vito De Santis
                                                     ----------------------
                                                        Secretary